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                                                                     EXHIBIT 3.5

                               STATE OF DELAWARE
                           LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION


FIRST:    The name of the limited liability company is PANTHER
          DEVELOPMENTS, LLC.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, DE 19808. The name of the Registered Agent at such address is Corporation Service Company.


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PANTHER DEVELOPMENTS, LLC this 8th day of February, 2001.



                                        /s/ JAMES D. CULLEN
                                        ----------------------------------------
                                        James D. Cullen

                                        (Authorized Person)
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                                                                          PAGE 1
                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED PARTNERSHIP UNDER THE NAME OF "PANTHER DEVELOPMENTS, L.P." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "PANTHER DEVELOPMENTS, L.P." TO "PANTHER DEVELOPMENTS, LLC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF FEBRUARY, A.D. 2001, AT 9 O'CLOCK A.M.



[SEAL] /s/ HARRIET SMITH WINDSOR
       ------------------------------------------
       Harriet Smith Windsor, Secretary of State

3136905 8100V       AUTHENTICATION: 0962833
010064655                     DATE: 02-08-01

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                               STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                    FROM A LIMITED PARTNERSHIP TO A LIMITED
                     LIABILITY COMPANY PURSUANT TO SECTION
                  18-214 OF THE LIMITED LIABILITY COMPANY ACT

1.   The jurisdiction where the Limited Partnership first formed is Delaware.

2.   The jurisdiction immediately prior to filing this Certificate is Delaware.

3.   The date the Limited Partnership first formed is December 6, 1999.

4. The name of the Limited Partnership immediately prior to filing this Certificate is PANTHER DEVELOPMENTS, L.P.

5. The name of the Limited Liability Company as set forth in the Certificate of Formation is PANTHER DEVELOPMENTS, LLC.


                                   PANTHER DEVELOPMENTS, L.P.

                                   By: LIVINGSTON NAPLES, INC.,
                                         Its general partner


                                   By: /s/ JAMES D. CULLEN
                                       ------------------------------
                                         James D. Cullen
                                         Vice President